EXHIBIT 32.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

      In connection with the Quarterly Report of USURF America, Inc. (the "Company") on Form 10-QSB for the period ended March 31, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of our operations.

Date: June 3, 2005                          By: /s/ David A. Weisman
                                                --------------------------------
                                            Name:   David A. Weisman
                                            Title:  Chief Executive Officer


Date: June 3, 2005                          By: /s/ Ronald Bass
                                                --------------------------------
                                            Name:   Ronald Bass
                                            Title:  Principal Accounting Officer


      A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to USURF America, Inc. and will be retained by USURF America, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.